Exhibit 99.1
PRESS RELEASE

STELLAR BANCORP, INC. ANNOUNCES TRANSFER OF LISTING
OF COMMON STOCK TO THE NEW YORK STOCK EXCHANGE

HOUSTON, May 30, 2023 - Stellar Bancorp, Inc. (the “Company”) (NASDAQ: STEL) announced today that it is transferring the listing of its common stock to the New York Stock Exchange (“NYSE”) from The Nasdaq Stock Market LLC (“Nasdaq”). Stellar common stock is expected to begin trading on the NYSE on Monday, June 12, 2023 and will continued to be traded under the ticker symbol “STEL”. The Company expects its common stock to continue to trade on Nasdaq until the close of the market on June 9, 2023.
“We are thrilled to join the NYSE alongside many of the world’s most established and well regarded companies that trade on the NYSE. We believe that the NYSE is the right partner for Stellar and we look forward to leveraging the highly visible NYSE platform as we continue to build long-term value for our shareholders and customers,” said Robert Franklin, Jr., the Company’s Chief Executive Officer.

“We’re excited to welcome Texas-based community bank, Stellar Bancorp to the New York Stock Exchange,” said John Tuttle, Vice Chair, NYSE Group. “The NYSE is home to more companies from Texas than any other state, and we’re thrilled to welcome another into our community of icons and disruptors.”

About Stellar Bancorp, Inc.
Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. The Company’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. For a list of factors that could cause actual results to differ materially from those set forth in the forward-looking statements, see the risk factors described in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

IR@stellarbancorpinc.com

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